Message from our CEO

Van A. Dukeman, President & CEO

First Busey Corporation’s (Nasdaq: BUSE) consolidated net income for the quarter ended September 30, 2008 was $8.8 million, or $0.25 per fully-diluted share, compared to $11.5 million, or $0.36 per fully-diluted share, for the same period in 2007. Year-to-date consolidated net income was $23.4 million, or $0.65 per fully-diluted share, compared to $27.1 million, or $1.09 per fully-diluted share, in the same period of 2007. While many companies in our industry are experiencing losses and shrinking, we are pleased to show growth in our balance sheet and profitability, despite our provision related credit costs, which totaled $22.5 million year-to-date and $8.0 million for the third quarter.

As we reflect upon 2008 and look forward into 2009, our most significant goals are as follows:

-

Maintaining the Busey Promise. We will maintain our promise to the customer to provide the knowledge and convenience to fulfill their financial needs. Whether it be deposit accounts and retirement planning, or commercial lines of credit, cash management products and retirement plan administration, we promise to meet our customers’ financial needs.

-

Building our Capital Position. First Busey and its subsidiary banks are well-capitalized. However, given our growth opportunities and the difficult credit market, we believe that it is prudent for us to raise additional capital. Tough economic times present us with both challenges and opportunities. Additional capital will allow us to take advantage of organic and external growth opportunities. While we had planned to offer $30.0 million of Trust Preferred Securities, we do not plan to move forward with the public offering until we determine to what extent we will participate in the US Treasury’s Capital Purchase Program.

-

Credit Resolutions. Our organization has devoted significant time and resources toward resolving credit issues. We will continue with the same level of determination until we have put these significant credit issues behind us and anticipate devoting significant resources to credit issues beyond 2008.

-

Non-interest Revenue Growth. A significant component of our value resides in our non-interest bearing revenue channels, primarily Busey Wealth Management and FirsTech. Growth in the non-interest revenue channels will benefit our customers and our Company through increased access to products and earnings diversification.

-

Merging of our Banking Subsidiaries. We are currently working to consolidate our two banking subsidiaries. Our banking operations are highly centralized with effectively the same management team overseeing both banks. It makes sense for us from a strategy standpoint and a cost standpoint to merge our banks into one bank. The resulting bank will be larger and, we believe, more efficient due to the lack of duplicate costs and processes. Additionally, our goal is to create a brand and a culture in our Florida franchise that is consistent with our franchise in downstate Illinois.

Our management team is working to meet these significant goals throughout the remainder of 2008 and into 2009. In addition to these goals, other challenges and opportunities will arise and we are ready to take advantage of them. Our strong customer base, great team of associates and solid balance sheet provides us with the base to succeed. As always, your input and questions are welcome. Thank you for your continued support.

Corporate Profile

First Busey Corporation is a $4.3 billion financial holding company headquartered in Urbana, Illinois. First Busey Corporation has two wholly-owned banks with locations in three states. Busey Bank is headquartered in Champaign, Illinois and has forty-five banking centers serving downstate Illinois. Busey Bank has a banking center in Indianapolis, Indiana, and a loan production office in Fort Myers, Florida. As of September 30, 2008, Busey Bank had total assets of $3.9 billion. Busey Bank, N.A. is headquartered in Fort Myers, Florida, with eight banking centers serving southwest Florida. Busey Bank, N.A. had total assets of $449.8 million as of September 30, 2008.

Busey Wealth Management is a wholly-owned subsidiary of First Busey Corporation. Through Busey Trust Company, Busey Wealth Management delivers trust, asset management, retail brokerage and insurance products and services. As of September 30, 2008, Busey Wealth Management had approximately $3.8 billion in assets under care.

First Busey Corporation owns a retail payment processing subsidiary, FirsTech, Inc., which processes over 27 million transactions per year through online bill payments, lockbox processing and walk-in payments through its 4,000 agent locations in 36 states.

Busey provides electronic delivery of financial services through our website, www.busey.com.

Increased FDIC Insurance

The FDIC insurance coverage has been increased from $100,000 to $250,000 on deposit relationships until December 31, 2009. IRAs and certain other retirement accounts’ FDIC also are covered up to $250,000.

The increased coverage provides our customers with a low-risk, alternative investment opportunity, especially as the end of the year retirement plan contribution decisions are upon us.

Additionally, we intend to participate in the FDIC’s program to insure all non-interest bearing transaction deposit accounts, regardless of dollar amount until December 31, 2009. The insurance coverage on noninterest-bearing transaction deposit accounts is over and above the $250,000 in coverage provided to a customer already. As a general example, if a customer has $500,000 in a noninterest-bearing transaction deposit account and $250,000 in a certificate of deposit, the FDIC would fully insure the entire $750,000.

Please contact any of our personal bankers to discuss the new FDIC coverage limits and how you can take advantage of the increased coverage in your particular situation.

Emergency Economic Stabilization Act

“The Emergency Economic Stabilization Act (the “Act”) put forth by Congress provides the US Treasury with broad authority to protect and restore liquidity to the financial markets. The tools of the Act announced to date include direct investment into financial institutions and purchases of troubled assets. Busey is awaiting final direction from the US Treasury on how the Act’s tools will be implemented. Upon initial review, it appears the Act will provide Busey with opportunities that will benefit our customers and shareholders.” – Barbara Harrington, Chief Financial Officer, First Busey Corporation

As mentioned previously, while we are analyzing the US Treasury’s Capital Purchase Program, we have delayed the sales process of our Trust Preferred Securities offering.

10th Anniversary of NASDAQ Listing

First Busey Corporation celebrated its 10th Anniversary of being listed on the NASDAQ Stock Market under the symbol “BUSE”. On October 1, 1998, “BUSE” closed at a stock split adjusted $13.17 per share and on October 1, 2008, “BUSE” closed at $18.03 per share. The cumulative total return for the ten year period is 86.1%.

Difficult Markets - Busey Wealth Management Can Help

“Times like this really do reinforce the need for a plan that addresses your unique goals and objectives. Assistance with decision making becomes more important than ever, as there is a lot of confusion as to whether you should ‘stay the course’ or ‘stray from the course’.” – Donna Greene, President, Busey Wealth Management

The advisors at Busey Wealth Management have accumulated over 575 years of experience in this industry, with over 485 of those years in this organization. Our capabilities bridge asset allocation and investments, taxes, trust administration and estate planning, retirement savings and income planning; over 10,000 families have taken advantage of our expertise and trusted us with their assets and goal-based needs. We have been through great, terrible and average markets and through it all, our philosophy has been consistent, and our experience and depth of talent has made a difference to our clients.

Thank you to our many valued customers for allowing us to continue to do all we can to help you achieve your goals. If you have further questions or concerns, please don’t hesitate to call us for a review, or the opportunity to take advantage of our further specializations. If you’re not already a customer of Busey Wealth Management, stop by one of our offices or call one of our advisors. We’re prepared to exceed your expectations.

Revenue Contribution - 2008

Net interest income .............................................. 68.4%

Loan income .............. .............................. . 88.6%

Investment .................................................. 11.4%

Customer service fees.............................................8.9%

Trust fees.............................................................. 7.3%

Remittance processing............................................6.6%

Commissions and brokers’ fees................................1.6%

Gain on sales of loans.............................................2.5%

Other.....................................................................4.7%

New Format

In the next quarter, look for a new format of our investor’s report designed to provide a balanced qualitative and quantitative overview of First Busey.

SELECTED FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
EARNINGS & PER SHARE DATA
Net income	$8,817	$4,591	$11,510	$23,412	$27,110
Revenue[3]	47,311	45,481	40,959	137,766	93,282
Fully—diluted earnings per share	0.25	0.13	0.36	0.65	1.09
Cash dividends paid per share	0.20	0.20	0.18	0.60	0.59
Net income (loss) by operating segment[4]
Busey Bank	$8,064	$6,395	$11,240	$26,061	$27,258
Busey Bank, N.A.	(1,393)	(2,002)	366	(4,442)	1,008
Busey Wealth Management	766	871	575	2,083	1,739
FirsTech	705	703	306	2,037	306
AVERAGE BALANCES
Assets	$4,301,126	$4,235,000	$3,639,161	$4,243,769	$2,869,749
Earning assets	3,804,205	3,733,761	3,304,265	3,743,959	2,631,312
Deposits	3,312,634	3,200,098	2,909,176	3,247,767	2,299,752
Interest—bearing liabilities	3,375,151	3,289,370	2,873,767	3,306,097	2,312,805
Stockholders' equity	513,385	517,936	370,902	517,594	258,346
PERFORMANCE RATIOS
Return on average assets[1]	0.81%	0.43%	1.25%	0.74%	1.26%
Return on average equity[1]	6.81%	3.56%	12.31%	6.04%	14.03%
Net interest margin[1]	3.34%	3.46%	3.67%	3.43%	3.58%
Efficiency ratio[2]	54.83%	56.46%	56.70%	56.77%	55.10%
Non—interest revenue as a % of total revenues[3]	33.54%	30.68%	26.73%	31.60%	26.10%
ASSET QUALITY
Gross loans	$3,229,394	$3,166,705	$3,040,881
Allowance for loan losses	48,674	48,579	38,198
Net charge—offs	7,905	6,645	630	16,336	1,063
Allowance for loan losses to loans	1.51%	1.53%	1.26%
Allowance as a percentage of non—performing loans	68.37%	82.84%	159.74%
Non—performing loans
Non—accrual loans	59,347	53,155	17,847
Loans 90+ days past due	11,847	5,486	6,065
Geographically
Downstate Illinois/ Indiana	16,041	18,639	21,924
Florida	55,153	40,002	1,988
Other non—performing assets	4,846	3,095	2,138
1 Quarterly ratios annualized.
2 Net of security gains and amortization.
3 Net of interest expense, excludes security gains.
4 September 30, 2007 reflects two months of results following the merger with Main Street. Main Street Bank & Trust 2007 results have been combined with Busey Bank. Busey Wealth Management results exclude the results of Main Street Bank & Trust's trust operations for the 2007 periods presented.

Special Note Concerning Forward-Looking Statements
This document may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)	September 30,	June 30,	December 31,	September 30,
	2008	2008	2007	2007
Assets
Cash and due from banks	$93,443	$124,639	$125,228	$108,037
Federal funds sold	—	—	459	43,000
Investment securities	619,984	580,891	610,422	697,802
Net loans	3,180,720	3,118,126	3,010,665	3,002,683
Premises and equipment	81,979	82,198	80,400	70,128
Goodwill and other intangibles	277,980	278,835	280,487	274,688
Other assets	85,113	80,742	85,264	91,812
Total assets	$4,339,219	$4,265,431	$4,192,925	$4,288,150
Liabilities & Stockholders' Equity
Non—interest bearing deposits	$359,028	$376,452	$389,672	$454,875
Interest—bearing deposits	2,939,343	2,797,511	2,817,526	2,912,933
Total deposits	$3,298,371	$3,173,963	$3,207,198	$3,367,808
Federal funds purchased & securities sold under agreements to repurchase	227,386	217,734	203,119	137,463
Short—term borrowings	72,000	117,000	10,523	21,023
Long—term debt	134,910	151,910	150,910	135,825
Junior subordinated debt owed to unconsolidated trusts	55,000	55,000	55,000	55,000
Other liabilities	37,692	36,301	36,478	32,757
Total liabilities	$3,825,359	$3,751,908	$3,663,228	$3,749,876
Total stockholders' equity	$513,860	$513,523	$529,697	$538,274
Total liabilities & stockholders equity	$4,339,219	$4,265,431	$4,192,925	$4,288,150
Per Share Data
Book value per share	$14.36	$14.35	$14.58	$14.71
Tangible book value per share	$6.59	$6.56	$6.86	$7.20
Ending number of shares outstanding	35,788	35,787	36,332	36,585

Condensed Consolidated Statements of Income
(Unaudited, in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Interest and fees on loans	$48,771	$51,190	$149,033	$122,937
Interest on investment securities	6,058	6,909	18,938	14,490
Other interest income	65	703	173	990
Total interest income	$54,894	$58,802	$168,144	$138,417
Interest on deposits	19,680	24,521	61,701	58,028
Interest on short—term borrowings	1,433	1,508	4,948	3,018
Interest on long—term debt	1,494	1,748	4,615	5,420
Junior subordinated debt owed to unconsolidated trusts	846	1,013	2,651	3,015
Total interest expense	$23,453	$28,790	$73,915	$69,481
Net interest income	$31,441	$30,012	$94,229	$68,936
Provision for loan losses	8,000	1,795	22,450	2,775
Net interest income after provision for loan losses	$23,441	$28,217	$71,779	$66,161
Fees for customer services	4,405	3,433	12,250	9,022
Trust fees	3,342	2,691	10,113	6,090
Remittance processing	3,114	1,746	9,089	1,746
Commissions and brokers' fees	792	707	2,180	1,949
Gain on sales of loans	1,082	994	3,448	2,414
Net security gains	7	2,065	509	2,995
Other	3,135	1,376	6,457	3,125
Total non—interest income	$15,877	$13,012	$44,046	$27,341
Salaries and wages	11,534	11,698	34,897	25,397
Employee benefits	2,708	2,058	8,430	4,995
Net occupancy expense	2,326	1,988	7,115	4,814
Furniture and equipment expense	1,989	1,370	6,256	3,049
Data processing expense	1,570	1,715	4,886	2,731
Amortization expense	1,129	876	3,388	1,385
Other operating expenses	6,123	4,690	17,652	11,244
Total non—interest expense	$27,379	$24,395	$82,624	$53,615
Income before income taxes	$11,939	$16,834	$33,201	$39,887
Income taxes	3,122	5,324	9,789	12,777
Net income	$8,817	$11,510	$23,412	$27,110
Per Share Data
Basic earnings per share	$0.25	$0.37	$0.65	$1.09
Fully—diluted earnings per share	$0.25	$0.36	$0.65	$1.09
Diluted average shares outstanding	35,856	31,655	35,972	24,939